UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2024

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2024, Discovery Communications, LLC (“DCL”) entered into a multicurrency revolving credit agreement (the “Credit Agreement”) among DCL, Warner Bros. Discovery, Inc. (formerly known as Discovery, Inc.) (“WBD”), as facility guarantor, certain wholly-owned subsidiaries of WBD, as borrowers (each a “Designated Borrower” and, together with DCL, the “Borrowers”), Scripps Networks Interactive, Inc. (“Scripps”) and WarnerMedia Holdings, Inc. (formerly known as Magallanes, Inc.) (“WMH”), as subsidiary guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Credit Agreement replaced the existing $6.0 billion multicurrency revolving credit agreement, dated as of June 9, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among DCL, certain wholly-owned subsidiaries of DCL, WBD, Scripps, WMH, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

The Credit Agreement provides for a senior revolving credit facility with aggregate commitments of $6.0 billion. The Credit Agreement includes a $150.0 million sublimit for the issuance of standby letters of credit. Under the Credit Agreement, DCL may also request an additional increase of the aggregate commitments from time to time up to an aggregate additional $1.0 billion from the lenders, who may elect to make such increase available, upon the satisfaction of certain conditions.

The obligations of the Borrowers under the Credit Agreement are unsecured and are guaranteed by WBD, Scripps and WMH. Proceeds from the senior revolving credit facility may be used for general corporate purposes. The senior revolving credit facility permits the Borrowers to borrow in U.S. dollars, certain specified foreign currencies and each other currency that may be approved in accordance with the Credit Agreement.

Loans under the Credit Agreement will bear interest based on a floating rate (which may be Term SOFR, the Base Rate, EURIBOR, TIBOR or SONIA (each as defined in the Credit Agreement) based on the applicable currency of borrowing) plus a margin. The margin for dollar-based Term SOFR loans will range from 0.795% to 1.400% per annum based on WBD’s or DCL’s debt ratings from time to time. In addition, DCL has agreed to pay to the Lenders a facility fee, quarterly in arrears, on the aggregate commitments that ranges from 0.080% to 0.225% per annum based on WBD’s or DCL’s debt ratings from time to time.

The senior credit facility will be available on a revolving basis until October 4, 2029, with an option to extend the maturity by an additional 364 days (which option may be exercised twice) subject to lender consent and certain other customary conditions. The Borrowers may optionally prepay the loans or irrevocably reduce or terminate the unutilized portion of the commitments under the senior revolving credit facility, in whole or in part, without premium or penalty (other than, if applicable, customary breakage costs) at any time.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Negative covenants include, among others, with respect to DCL, Scripps and WMH, and their respective subsidiaries, limitations on liens, indebtedness and transactions with affiliates. Such entities as well as WBD are also subject to a limitation on mergers and disposition of all or substantially all of their respective assets. The Credit Agreement contains customary events of default, including, among others, the occurrence of a Change in Control (as defined in the Credit Agreement).

The Credit Agreement also requires DCL to maintain, as of the last day of each Measurement Period (as defined in the Credit Agreement), commencing with the last day of the fiscal quarter ending December 31, 2024, a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of no less than

3:00 to 1:00 and a Consolidated Leverage Ratio (as defined in the Credit Agreement) of no greater than 4.50:1.00.

In calculating Consolidated Leverage Ratio (as defined in the Credit Agreement), certain unrestricted cash and cash equivalents held by WBD and its subsidiaries (as determined in accordance with the Credit Agreement) in excess of $2.0 billion is netted from the numerator of that ratio.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement

On October 4, 2024, in connection with the execution of the Credit Agreement described in Item 1.01 above, DCL and WBD terminated the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of October 4, 2024, among Discovery Communications, LLC, Warner Bros. Discovery, Inc. (“WBD”), as facility guarantor, certain wholly-owned subsidiaries of WBD, as borrowers, Scripps Networks Interactive, Inc. and WarnerMedia Holdings, Inc., as subsidiary guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.*

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024	By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels
Chief Financial Officer